Michealson and Associates

Attorneys and Councellors at Law

1771 E. Flamingo Road, Ste 212 B

Las Vegas, Nevada  89119



Paul R Michaelson

Denise M. Mitchell, Paralegal



Phone: (702) 731-2333

Fax: (702) 731-2337





VIA: UPS Express Mail







Mr. Bobby Harvey

Southern Ventures, Inc.

15000 Highway 11 North

Cottondale, Alabama 3545~





RE:  Opinion Letter





Dear Mr. Harvey:



Please find enclosed the Opinion of counsel Letter.



Should you have any questions, please feel free to give me a call



Best Regards,



"Paul R. Michaelson"



Paul R. Michaelson





PRM/dmm



Enclosure

Michealson and Associates

Attorneys and Councellors at Law

1771 E. Flamingo Road, Ste 212 B

Las Vegas, Nevada  89119



Paul R Michaelson

Denise M. Mitchell, Paralegal



Phone: (702) 731-2333

Fax: (702) 731-2337



December 22, 1997







Southern Ventures, Inc.

Attn:	Bobby Harvey, CEO and President

15000 Highway 11 North

Cottondale, Alabama 35453



RE:  Opinion of counsel on Securities Offering for Southern

Ventures, Inc. (SB-2 Registration Statement Under the Securities

Act of 1933)



Dear Mr. Harvey:



I have acted as Special Counsel for Southern Ventures, Inc., a

Nevada corporation ("Company"), in connection with the Company's proposed issuance and public offering of up to 1,000,000 shares of common stock. The shares will be offered to the public at an offering price of $ 5.00 per share to raise an aggregate maximum offering amount of $ 5,000,000.



In connection with rendering the opinion stated below

("Opinion"), I have examined originals or photocopies of the following documents:



1.  A copy of undated draft of the Offering Prospectus

("Prospectus"), Form SB-2, which you provided me on December 16,

1997 under a certificate of the corporate secretary and which has or will be registered with the U.S. Securities and Exchange

Commission on Form SB-2 under the Securities Act of 1933;



2.  A copy of the Articles of Incorporation of the Company as filed with the Nevada Secretary of State's office on February 7,

1997 ("Articles") together with one amendment dated April 10,

1997 under a certificate of the corporate secretary dated

December 16, 1997;



3.  A copy of the Bylaws of the Company under certificate of the corporate secretary dated December 16, 1997;



4. A copy of all resolutions and minutes of the shareholders and directors of the Company under certificate of the corporate

secretary dated December 16, 1997;



page two



re: Opinion Letter, Southern Ventures, Inc.



5.  A certificate of the corporate secretary and treasurer

regarding the current authorized and issued stock of the Company dated December 19, 1997;



6.  Incumbency and Signature Certificate of the Company dated

December 9 1997

I have assumed that the Articles of Incorporation, Bylaws and other documents provided herein were duly adopted by the

directors of the Company at a meeting properly noticed or at a meeting where such notice was waived by all directors entitled to receive such notice. I have assumed the authenticity of all

documents submitted to me as originals, the conformity to the original documents of any documents submitted to me as certified or photostatic copy, the authenticity of the originals of such latter documents, the genuineness of all signatures and the legal capacity of the natural persons who signed or who will sign the documents.



I have relied upon the Company's certifications provided herein as well as representations and assurances of future conduct set forth in the Prospectus. I assume, therefore, that the factual description contained in the Prospectus is a fair and complete statement of material facts of the public offering of the

Southern Ventures, Inc. and I have relied on the factual

description contained therein as the basis for the Opinion

contained herein. I assume that the Prospectus will be properly executed and filed with the Securities and Exchange Commission as well as any State Securities Commission, where required.



I have further. assumed that the above-mentioned documents have not been, and will not be, rescinded, modified or amended in any manner. I assume that the above-listed documents are the only documents material to the subject matter covered by the documents listed above which relate to the issuance and public offering of

Southern Ventures, Inc. and which are material to the Opinion expressed herein.  I have not undertaken any independent

investigation or verification of the matters set forth in any of the above-mentioned documents, but have relied solely upon such representations for the purpose of this Opinion. I have also relied, without investigation, on factual representations made by

Officers, Directors and other personnel of the Company



Although I have been provided for my information and inspection with a copy of the Prospectus, I have not been asked, nor have I endeavored, to review or comment upon the Prospectus. I assume that the Prospectus complies with the requirements of federal and state securities laws.



I am admitted to the Bar in the State of Nevada, and in rendering this Opinion hereinafter stated, I have relied on the applicable laws of the State of Nevada as those laws presently exist and as they have been applied and interpreted by courts having

jurisdiction within the State of Nevada. I express no opinion as to the laws of any other jurisdiction or of the United States of

America.



page three



re: Opinion Letter, Southern Ventures, Inc.



Based upon the foregoing and to the extent indicated above, I am of the opinion that the sale of the 1,000,000 shares of common stock has been duly authorized and the common stock, when issued,

sold and paid for as described in the Prospectus, will be legally and validly issued, fully paid and nonassessable



This Opinion is effective as of the date hereof. No extension of my Opinion may be made by implication or otherwise. I express no opinion other than as herein expressly set forth. This opinion letter is provided for the sole purpose of presentation to the

Securities and Exchange Commission with the Company's Form SB-2

Registration Statement and is not to be otherwise quoted in whole or in part without the express written consent of this firm.



Yours truly,





"Paul R. Michaelson"

Paul R. Michaelson

Attorney at Law